[EXHIBIT 99.3]


[LOGO]   EAGLE SUPPLY GROUP, INC.


CONTACT:                                      INVESTOR RELATIONS COUNSEL:
Douglas P. Fields, Chairman and CEO           The Equity Group Inc.
Frederick M. Friedman, Executive VP and CFO   Adam Prior
Tel:  212-986-6190                            Tel: 212-836-9606
Fax:  212-972-0326                            Devin Sullivan
www.eaglesupplygroup.com                      Tel: 212-836-9608
------------------------                      www.theequitygroup.com
                                              ----------------------


                        FOR IMMEDIATE RELEASE
                        ---------------------

PRESIDENT AGREES TO $1 MILLION INVESTMENT IN EAGLE SUPPLY GROUP, INC.
---------------------------------------------------------------------

Two Other Senior Officers Each Agree To Accept 100,000 Shares of Eagle
----------------------------------------------------------------------
      Common Stock in Lieu of $100,000 of Cash Compensation
      -----------------------------------------------------

Company Opens New Center in Louisiana; Sells Alabama Distribution Center
------------------------------------------------------------------------

NEW YORK, N.Y. - February 7, 2003 -- Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and
EGLW), one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States, today announced that its President, James E. Helzer, has agreed to invest $1,000,000 in Eagle by purchasing one million newly issued shares of Eagle common stock. As part of the purchase, he also will receive newly issued common stock purchase warrants to purchase 1,000,000 shares of Eagle common stock at an exercise price of $1.50
per share for five years from the date of issuance.   Eagle's Chairman
and Chief Executive Officer, Douglas P. Fields, and its Executive Vice President and Chief Financial Officer, Frederick M. Friedman, have each agreed to accept $100,000 of their cash compensation for Eagle's current fiscal year ending June 30, 2003 in the form of 100,000 shares of Eagle's common stock. All of the shares of Eagle's common stock to be issued are newly issued, unregistered shares.

Mr. Fields stated, "We are gratified that Jim Helzer has agreed to invest $1,000,000 in Eagle at the current time. The equity funds being provided by Jim will strengthen Eagle's balance sheet during our current seasonally slow period. Mr. Friedman and I are also demonstrating our confidence in Eagle's business by each agreeing to accept 100,000 shares of Eagle common stock in lieu of cash compensation of $100,000 each for the current fiscal year ending June 30, 2003. We believe that at current market prices the common stock is a great investment opportunity."

Mr. Helzer stated, "I believe that, in light of current economic conditions and the price of the common stock, I agree with Messrs. Fields and Friedman that this is an opportune time to demonstrate my belief in Eagle's business plan and my confidence in Eagle's future by making this $1,000,000 investment in Eagle."

Separately, Eagle announced that it has recently opened a new distribution center in Lafayette, Louisiana, and has sold its Birmingham, Alabama, distribution center. Mr. Helzer stated, "Although we have been in the Birmingham, Alabama, market for a long time, during the last few years it has become exceedingly competitive. We concluded that we could not obtain satisfactory profit margins in this market, particularly in light of our current emphasis on improving the overall profitability of our business. Based on our internal, unaudited financial information, we believe that the sale of this operation will improve our current annual

Eagle Supply Group, Inc.                                       Page 2
February 7, 2003


operating income by approximately $300,000, although we will take a one-time charge on the sale of the operation of approximately $90,000. Eagle's historical income from continuing operations will benefit from the elimination of the results of operations of the Birmingham business, and this information will be reported in Eagle's quarterly report on Form 10-Q which will be filed with the SEC in the first half of February."

Mr. Helzer continued, "Offsetting the sale of our Birmingham operation is the new distribution center that Eagle has established in Lafayette, Louisiana. In addition, we are currently assessing some of our distribution facilities in other cities with the objective of assuring that the costs of operations of those facilities is consistent with our levels of business in their marketplaces. We believe that we have an opportunity to create some important cost efficiencies in those market areas. We are, however, not planning to sell any other distribution centers during the remainder of this fiscal year."

Mr. Helzer added, "The anticipated improvement in Eagle's operating results from the sale of our Birmingham business is in addition to the previously reported cost reductions and other profit enhancements, estimated to be at an annual rate of approximately $2,700,000, which Eagle has been implementing since July 2002 and which are now in place. Profit margins in a number of our market areas continue to be under competitive pressure. As a result, we are continuing to seek to improve our profit margins. We have a program to assess the profitability of our customers, and, if necessary, seek price increases on accounts which we deem are not providing a proper return to the Company. In addition, we are working to increase our profit margins by improving our product mix in certain market areas, relinquishing or repricing some lower margin business, and repricing our product lines at appropriate opportunities."

Mr. Fields summarized, stating, "It is an important objective of Eagle to obtain visible and foreseeable, favorable quarter-over-quarter comparisons in results of operations and earnings per share by this summer, and we believe that the efforts and decisions that management is making this fiscal year will enable Eagle to meet that objective."

All financial information stated in this release is unaudited unless expressly stated otherwise.

This document includes statements that may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates,"
"approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. and could cause our

Eagle Supply Group, Inc.                                      Page 3
February 7, 2003

financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include the following:

   * general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;
   * we may be unable to find suitable equity or debt financing when needed on terms commercially reasonable to us;
   * we may be unable to locate suitable facilities or personnel to open or maintain distribution center locations;
   * we may be unable to identify suitable acquisition candidates or, if identified, unable to consummate any such acquisitions;
   * there may be interruptions or cancellations of sources of supply of products to be distributed or significant increases in the costs of such products;
   * there may be changes in the cost or pricing of, or consumer demand for, our industry's distributed products;
   * we may be unable to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;
   *   there may be a significant increase in competitive pressures; and
   * there may be changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board.

Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.



                                ###